AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 30, 2023

Registration No. 333-189179

Registration No. 333-196708

Registration No. 333-207257

Registration No. 333-213165

Registration No. 333-261326

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-189179

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196708

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207257

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-213165

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-261326

UNDER

THE SECURITIES ACT OF 1933

BGC PARTNERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4063515
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

499 Park Avenue

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

BGC Partners, Inc. Fourth Amended and Restated Long Term Incentive Plan

BGC Partners, Inc. Fifth Amended and Restated Long Term Incentive Plan

BGC Partners, Inc. Sixth Amended and Restated Long Term Incentive Plan

BGC Partners, Inc. Seventh Amended and Restated Long Term Incentive Plan

BGC Partners, Inc. Eighth Amended and Restated Long Term Incentive Plan

(Full title of the plan)

Stephen M. Merkel

Executive Vice President, General Counsel and Assistant Corporate Secretary

BGC Partners, Inc.

499 Park Avenue

New York, New York 10022

(Name and address of agent for service)

(212) 610-2200

(Telephone number, including area code, of agent for service)

Copies to:

Leland S. Benton

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, New York 10178

(212) 309-6000

Fax: (212) 309-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

BGC Partners, Inc., a Delaware corporation (“BGC”) files this Post-Effective Amendment No. 1 to the registration statements on Form S-8 listed below (collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any remaining unsold shares of BGC’s Class A Common Stock, par value $0.01 per share, Restricted Stock Units and Other Stock-Based Awards (together, the “Securities”) that were registered for issuance under the Registration Statements.

•

Registration Statement No. 333-189179, as filed with the SEC on June 7, 2013, pertaining to the registration of Securities by BGC under the BGC Partners, Inc. Fourth Amended and Restated Long Term Incentive Plan.

•

Registration Statement No. 333-196708, as filed with the SEC on June 12, 2014, pertaining to the registration of Securities by BGC under the BGC Partners, Inc. Fifth Amended and Restated Long Term Incentive Plan.

•

Registration Statement No. 333-207257, as filed with the SEC on October 2, 2015, pertaining to the registration of Securities by BGC under the BGC Partners, Inc. Sixth Amended and Restated Long Term Incentive Plan.

•

Registration Statement No. 333-213165, as filed with the SEC on August 6, 2016, pertaining to the registration of Securities by BGC under the BGC Partners, Inc. Seventh Amended and Restated Long Term Incentive Plan.

•

Registration Statement No. 333-261326, as filed with the SEC on November 24, 2021, pertaining to the registration of Securities by BGC under the BGC Partners, Inc. Eighth Amended and Restated Long Term Incentive Plan.

The offerings of the Securities pursuant to the Registration Statements have been terminated, and BGC hereby removes from registration all of the unsold Securities registered under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, BGC Partners, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on June 30, 2023.

BGC PARTNERS, INC.

/s/ Jason W. Hauf
Name: Jason W. Hauf
Title: Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 under the Securities Act.